EXHIBIT NO. 4.1


                  INDENTURE dated as of February 29, 1996, between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and FIRST TRUST OF
                  CALIFORNIA, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                  WHEREAS, the Company is party to the Strategic Alliance Agreement (as defined herein), which provides that the Company shall issue Securities (as defined herein)
     (i) pursuant to Section 2.04(g) of the Strategic Alliance Agreement, on the date provided therein, to bear interest from the Closing (as defined in the Strategic Alliance Agreement), (ii) pursuant to Section 2.03(a) of the Strategic Alliance Agreement, on the Deferred Consideration Payment Date (as defined in the Strategic Alliance Agreement), to bear interest from such date and
     (iii) pursuant to Section 2.05(d) of the Strategic Alliance Agreement, on the date of the Danutec Closing (as defined in the Strategic Alliance Agreement), to bear interest from such date;

                  NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Increasing Rate Senior Subordinated Notes due 2003 (the "Securities"):

                           ARTICLE 1
           DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  Definitions.

                  "Acquisition" means the acquisition by the Company and certain Subsidiaries of the global composites business of Ciba-Geigy Limited.

                  "Additional Assets" means any (i) property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Subsidiary; (ii) Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary.

                  "Affiliate" of any specified Person means
     (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. So long as the Governance Agreement is in effect, none of the Permitted Holders shall be deemed an Affiliate of the Company for purposes of Section 4.07.

                  "Asset Disposition" means any direct or
     indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) involving an amount in excess of $1,000,000 other than (i) a disposition by a Subsidiary to the Company, by the Company or a Subsidiary to a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (ii) a disposition of property or assets at fair market value in the ordinary course of business and consistent with past practices of the Company or any of its Subsidiaries, as applicable (including sales of products to customers, disposition of excess inventory and dispositions of used or replaced equipment), and (iii) for purposes of
     Section 4.06 only, a disposition subject to Section 4.04; provided, that for purposes of the definition of Consolidated Coverage Ratio, Asset Disposition shall include all such asset dispositions regardless of amount.

                  "Average Life" means, as of the date of
     determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all
     Indebtedness and other amounts payable under or in respect of the Credit Agreement including, without limitation, principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Agreement (including, without limitation, any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of
     Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a duly adopted
     resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capitalized Lease Obligation" means an
     obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors);
     (iv) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. (or its successors) and Standard & Poor's Corporation (or its successors); and (v) reverse purchase agreement covering obligations of the type specified in clause (i); provided that the maturities of any such Cash Equivalents referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days.

                  "Change of Control" means the occurrence of any of the following events: (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (x) one or more Permitted Holders or (y) an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (A)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in
     Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to the Governance Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iii) the Company sells, conveys, leases or otherwise transfers all or substantially all its assets to any Person pursuant to a transaction in which any holder of the Voting Stock of the Company immediately prior to such transaction "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, a lesser amount of the Voting Stock of the Person that acquired such assets immediately after such transaction.

                  "Ciba" means CIBA-GEIGY Limited, a corporation organized under the laws of Switzerland.

                  "Closing" shall have the meaning assigned thereto in the Strategic Alliance Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
     (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest,
     (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (viii) net costs associated with Hedging Obligations (including amortization of fees), (ix) the interest portion of any deferred obligation, (x) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (xi) cash contributions to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income
     (i) any net income (loss) of any Person if such Person is not a Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend (subject, in the case of a dividend to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus
     (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Credit Agreement" means, collectively, the
     Credit Agreement dated as of February 29, 1996, among the Company, certain of its Subsidiaries, the financial institutions from time to time party thereto as Lenders and Issuing Banks, Citibank, N.A., in its separate capacity as administrative agent for the Lenders and Issuing Banks, Citibank International plc, in its separate capacity as European administrative agent for the Lenders and Issuing Banks, and Credit Suisse, in its separate capacity as syndication agent for the Lenders and Issuing Banks, as the same may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, and any other agreement pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be replaced or refinanced, in any such event having an aggregate principal amount and availability not in excess of $175,000,000 plus amounts otherwise permitted pursuant to Section 4.03(b)(i).

                  "Currency Exchange Protection Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $45 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture and has been designated as "Designated Senior Indebtedness" for purposes of this Indenture in an Officers' Certificate received by the Trustee.

                  "DIC" means the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc. ("Dainippon"), pursuant to that certain Parent Company Agreement dated as of April 17, 1990 under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc., (wholly-owned subsidiaries of the Company and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a wholly-owned subsidiary of HDP.

                  "Disqualified Stock" of a Person means
     Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
     (i) income tax expense, (ii) Consolidated Interest Expense,
     (iii) depreciation expense and (iv) amortization expense, in each case for such period.

                  "Exchange Act" means the Securities Exchange
     Act of 1934, as amended.

                  "Existing Joint Ventures" means (i) Knytex,
     (ii) DIC and (iii) Fyfe.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "Fyfe" means Hexcel Fyfe L.L.C., a Delaware limited liability company.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect at the time of the Closing, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

                  "Governance Agreement" means the Governance
     Agreement dated as of February 29, 1996, between Ciba and the Company.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, that have been or are undertaken or made in the ordinary course of business or in connection with any Asset Disposition permitted by Section 4.06 and not for the benefit of or in favor of an Affiliate of the Company or any of its Subsidiaries. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred", "Incurrence" and "Incurring" shall each have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                  (i) the principal of and premium (if any) in
               respect of indebtedness of such Person for borrowed money;

                  (ii) the principal of and premium (if any) in
               respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) all Capitalized Lease Obligations of such
               Person;

                  (iv) all obligations of such Person to pay the
               deferred and unpaid purchase price of property or services (except Trade Payables);

                  (v) all obligations of such Person in respect
               of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit;

                  (vi) the amount of all obligations of such
               Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vii) all Indebtedness of other Persons secured
               by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

                  (viii) all Indebtedness of other Persons to the
               extent Guaranteed by such Person; and

                  (ix) to the extent not otherwise included in
               this definition, obligations of such Person in respect of Hedging Obligations.

     For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Interest Rate Protection Agreement" means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.04,
     (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company, (ii) any property transferred to or from a Subsidiary shall be valued at its fair market value at the time of such transfer and (iii) "Investment" shall not include any Guaranty or other Indebtedness existing at the time of the Closing owed by the Company or any of its Subsidiaries in respect of Dainippon Ink & Chemicals, Inc. or Hexcel-DIC Partnership. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution (if the value of the such property or asset is greater than $3,000,000).

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Knytex" means the joint venture entered into between the Company and Owens-Corning Fiberglas Corporation pursuant to a Limited Liability Company Agreement dated as of June 14, 1993 for the production and marketing of, among other items, stitchbonded fabrics.

                  "Knytex Credit Facility" means that certain
     $4,500,000 revolving credit facility entered into between Knytex and Creekwood Capital Corporation pursuant to a Loan
     Agreement dated as of January 26, 1995.

                  "Lenders" has the meaning specified in the Credit Agreement.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Maximum Partnership/Joint Venture Investment Amount" means the sum, without duplication, of (i) all cash Investments made by the Company after the time of the Closing, plus (ii) all Investments that the Company is under a contractual obligation to make after the time of the Closing, plus (iii) the amount of all Guarantees incurred after the time of the Closing, in each case in or on behalf of any partnership in which the Company or any Subsidiary is a general or limited partner or any joint venture (other than the Existing Joint Ventures) to which the Company or any Subsidiary is a party.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Comptroller or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant
     Secretary of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either
     (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Permitted Holders" means, collectively, Ciba, its Affiliates, and any successor corporation of, and any corporation succeeding to ownership of, any thereof.

                  "Permitted Investment" means an Investment by the Company or any Subsidiary in (i) a Subsidiary or a Person which will, upon the making of such Investment, become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business;
     (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be; and
     (vii) stock, obligations or securities received (a) in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary, (b) in satisfaction of judgments or (c) as consideration in connection with an Asset Disposition permitted by
     Section 4.06; provided that, in the case of this clause (c), such stock, obligations or securities shall constitute no more than 25% of the total consideration received therefrom by the Company or any Subsidiary.

                  "Person" means any individual, corporation, limited liability or other company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital
     Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Security means the principal of the Security, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "pro forma" means, with respect to any
     calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
     (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing at the time of the Closing or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than any Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced (including, with respect to both the Refinancing Indebtedness and the Indebtedness being refinanced, amounts then outstanding and amounts available thereunder); provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

                  "Representative" means the trustee, agent or other representative (if any) for an issue of Senior
     Indebtedness.

                  "SEC" means the Securities and Exchange
     Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities" means the Securities issued under this Indenture without regard to the series of which the Securities are a part, except to the extent provided in the fourth paragraph of Section 2.02 of this Indenture.

                  "Securities Act" means the Securities Act of
     1933, as amended.

                  "Senior Indebtedness" means (i) all Bank
     Indebtedness and (ii) all other Indebtedness of the Company, including interest (including, without limitation, interest accruing at the contract rate specified in the Credit Agreement or the documentation governing such other Indebtedness, as applicable (including, without limitation, any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company, whether or not allowed as a claim against the Company in any such proceeding) and fees thereon, whether outstanding at the time of the Closing or thereafter issued or Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any liability for Federal, state, local or other taxes owed or owing by the Company, (2) any Trade Payables, (3) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
     (4) any obligations with respect to any Capital Stock,
     (5) any Indebtedness Outstanding or Incurred in violation of this Indenture or (6) any obligation of the Company to any Affiliate of the Company.

                  "Senior Subordinated Indebtedness" means the
     Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "Significant Subsidiary" means a Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Securities
     Act and the Exchange Act.

                  "Specified Equipment" means the mixers
     (i) Myers Mod. V550/550A, 30-15-50 H. P. Drivers, 250 Gal.
     Vacuum Resin Mixing Tank, Screw-Hi Shear & Anchor w/Insulated, Heated Controls, Explosion Proof, S/N 918 and
     (ii) Myers Mod. V550/550A, 50-25-75 H. P. Drivers, 500 Gal.
     Vacuum Resin Mixing Tank, Insulated, Heated, Screw-Hi Shear & Anchor, Valves, Computer & Controls, Explosion Proof,
     S/N 921, together with all attachments and appurtenances thereto and any related equipment to be used by the Company to manufacture products pursuant to the Manufacturing and Supply Agreement between the Company and Ciba-Geigy Corporation dated as of February 29, 1996.

                  "Specified Properties" shall mean the Company's manufacturing plants located in (i) Lancaster, Ohio,
     (ii) Anaheim, California, (iii) Welkenraedt, Belgium and
     (iv) Graham, Texas.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Strategic Alliance Agreement" means the
     Strategic Alliance Agreement dated as of September 29, 1995, as amended as of December 12, 1995, and as further amended by letter agreement dated as of February 28, 1996, among Ciba, Ciba-Geigy Corporation and the Company.

                  "Subordinated Obligation" means any
     Indebtedness of the Company (whether outstanding at the time of Closing or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any
     corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
     (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless the context requires otherwise, "Subsidiary" shall refer to a Subsidiary of the Company.

                  "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 180 days of the date of acquisition thereof,
     (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated "A-" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
     Act)), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation.

                  "TIA" means the Trust Indenture Act of 1939
     (15 U.S.C. SECTION 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York
     Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.

                                                      DEFINED IN TERM
                                                          SECTION

               "Affiliate Transaction" ................      4.07
               "Bankruptcy Law" .......................      6.01
               "Blockage Notice" ......................     10.03
               "covenant defeasance option" ...........   8.01(b)
               "Custodian" ............................      6.01
               "Event of Default" .....................      6.01
               "legal defeasance option" ..............   8.01(b)
               "Legal Holiday" ........................     11.07
               "Notice of Default......................      6.01
               "Offer" ................................      4.06
               "Offer Amount" .........................      4.06
               "Offer Period" .........................      4.06
               "pay the Securities" ...................     10.03
               "Paying Agent" .........................      2.03
               "Payment Blockage Period" ..............     10.03
               "Purchase Date" ........................      4.06
               "Refinanced Indebtedness" .............    4.03(d)
               "Registrar".............................      2.03
               "Restricted Payment" ...................      4.04
               "Successor Company" ....................   5.01(b)

                  SECTION 1.03.  Incorporation by Reference of
     Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this
     Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them by such definitions.

                  SECTION 1.04.  Rules of Construction.  Unless
     the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined
               has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without
               limitation;

                  (5) words in the singular include the plural
               and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed
               to be subordinate or junior to Secured
               Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest
               bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock
               shall be the greater of (i) the maximum
               liquidation value of such Preferred Stock or
               (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                               ARTICLE 2
                            THE SECURITIES

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  SECTION 2.02.  Execution and Authentication;
     Issuance. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an
     authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Securities shall be issued in up to three series. At least three Business Days prior to the date upon which the Securities in a series are to be issued (unless the Trustee consents to a shorter period), the Company shall deliver to the Trustee an Officers' Certificate that
     (a) sets forth (i) the principal amount of the Securities in the series to be issued, (ii) the date on which the original issuance of Securities in such series shall be authenticated, (iii) the date from which interest shall accrue and (iv) the first interest payment date, whether March 1 or September 1, and (b) provides instructions concerning registration, amounts for each Holder and delivery. The Trustee shall be entitled to rely upon such Officers' Certificate without further investigation. The Company shall not be required to deliver an Opinion of Counsel in connection with such Officer's Certificate. Except as set forth in the first sentence of this paragraph, the terms of all the series of Securities shall be identical and all Securities issued hereunder shall be deemed to constitute a single series regardless of the date on which such Securities are issued.

                  Upon receipt of the applicable Officers'
     Certificate, the Trustee shall authenticate and deliver
     Securities of the applicable series for original issue in the aggregate principal amount specified therein.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. Any such agency agreement with any Paying Agent shall incorporate the terms of the TIA which relate to the duties of a Paying Agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04.  Paying Agent To Hold Money in
     Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent, and upon such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05.  Securityholder Lists.  The
     Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA SECTION 312(a).

                  SECTION 2.06.  Transfer and Exchange.  The
     Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar shall not be required to register transfers or exchanges of any Security (i) during a period of 15 days before any selection of securities to be redeemed or 15 days before an interest payment date or (ii) selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07.  Replacement Securities.  If a
     mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08.  Outstanding Securities.
     Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to
     Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent or any amendment, modification or other change to the Indenture, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Securities which the Trustee knows are so owned shall be so disregarded.

                  SECTION 2.09.  Temporary Securities.  Until
     definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10.  Cancellation.  The Company at
     any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11.  Defaulted Interest.  Any
     interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                  (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. The Company shall deposit with the Trustee an amount of cash equal to the aggregate amount of the proposed payment and shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

                  (ii)  The Company may make payment of any
               Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this
     Section 2.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.12.  Record Date.  The Company may
     set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote of consent authorized or permitted by Sections 6.04, 6.05 and 11.06. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

                  SECTION 2.13. Agreement With Initial Holder. As of the date of this Indenture, the Company and Ciba have entered into an agreement, a copy of which is attached hereto as Exhibit B (the "Retention Agreement"). The Securities shall bear the legend referred to in the Retention Agreement until the Trustee receives a written notice from the Company requesting that such legend be removed. Upon receipt of such notice, the Trustee shall issue, or cause to be issued, replacement Securities that do not bear such legend, as otherwise provided in this Indenture. The Company shall not be required to provide an Officers' Certificate or an Opinion of Counsel in connection with such notice.

                                ARTICLE 3
                               REDEMPTION

                  SECTION 3.01.  Notices to Trustee.  If the
     Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. An Opinion of Counsel shall not be required in connection with such notice.

                  SECTION 3.02.  Selection of Securities To Be
     Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03.  Notice of Redemption.  At least
     30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must
               be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding
               Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making
               such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to
               which the Securities called for redemption are being redeemed; and

                  (8) the CUSIP number of the Securities to be
               redeemed, if any, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed pursuant to
     Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05.  Deposit of Redemption Price.
     Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06.  Securities Redeemed in Part.
     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                               ARTICLE 4
                               COVENANTS

                  SECTION 4.01.  Payment of Securities.  The
     Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02.  SEC Reports.  If at any time
     following the Closing the Company is not required to file annual reports and other reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and, following the Issue Date, provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA SECTION 314(a).

                  SECTION 4.03.  Limitation on Indebtedness.
     (a) Following the Closing, the Company shall not, and shall not permit any Subsidiary to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if the Consolidated Coverage Ratio on the date of such Incurrence exceeds 2.0 to 1.0.

                  (b)  Notwithstanding Section 4.03(a), the
     Company and its Subsidiaries may Incur the following
     Indebtedness:

                  (i)  Indebtedness under the Credit Agreement
               and any other loan or other agreement in an aggregate principal amount outstanding at any time not to exceed (A) the sum of the outstanding Indebtedness under the Credit Agreement and the unused commitments thereunder at the time of the Closing and (B) $12,500,000;

                  (ii)  Indebtedness (other than Indebtedness
               permitted to be Incurred pursuant to
               Section 4.03(a) or any other clause of this
               Section 4.03(b)), and any Refinancing Indebtedness Incurred in respect thereof, in an aggregate principal amount outstanding at any time not to exceed $12,500,000 million (less the principal outstanding Indebtedness incurred pursuant to clause (i)(B) above);

                  (iii)  Indebtedness owing to and held by the
               Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

                  (iv) Indebtedness represented by the Securities and any Indebtedness (other than the Indebtedness described in clauses (i)-(iii) above) outstanding at the time of the Closing;

                  (v) Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by, or otherwise became a Subsidiary of, the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v);

                  (vi)  Refinancing Indebtedness Incurred in
               respect of Indebtedness Incurred pursuant to clause (iv) or (v) above;

                  (vii) Indebtedness under Hedging Obligations to the extent permitted under the Credit Agreement;

                  (viii) Indebtedness in respect of Capital Leases and purchase money Indebtedness incurred by the Company or its Subsidiaries to finance the acquisition of tangible assets, and Indebtedness incurred by the Company or its Subsidiaries to refinance such Capital Leases and purchase money Indebtedness, in an aggregate outstanding principal amount not to exceed $12,500,000 at any time;

                  (ix)  Indebtedness in an amount not to exceed
               $6,000,000 in the aggregate in respect of obligations of the Company owing to the New Jersey
               Department of Environmental Protection in existence at the time of the Closing;

                  (x) (A) Guarantees of any Subsidiary in respect
               of obligations of the Company and (B) Guarantees of any partnership or joint venture (other than Existing Joint Ventures) to the extent that the Incurrence of suchobligations shall not cause the Maximum Partnership/Joint Venture Investment Amount to exceed $7,000,000 at any time; provided that no such Investment may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

                  (xi) Indebtedness under appeal bonds in
               connection with judgements that do not result in a Default or Event of Default;

                  (xii) Guarantees made by the Company to Dainippon
               Ink & Chemical, Inc. or Hexcel-DIC Partnership in an aggregate amount not to exceed $5,500,000;

                  (xiii) Guarantees relating to the Acquisition; or

                  (xiv) subordination of certain amounts payable to
               the Company by Knytex as provided for in the Knytex Credit Facility.

                  (c)  Notwithstanding any other provision of
     this Section 4.03, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                  (d)  For purposes of determining whether the
     principal amount of any Refinancing Indebtedness permitted by this Section does not, in the event it is issued in a currency different from the currency in which the Indebtedness being refunded or refinanced or paid at maturity ("Refinanced Indebtedness") was issued, exceed the principal amount of the Refinanced Indebtedness, the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the Refinancing Indebtedness, as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination, shall be used. If The Wall Street Journal does not publish such spot rate on such date, then the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the Refinancing Indebtedness, as quoted by Bankers Trust Company, or any successor thereto, in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination, shall be used.

                  Except as provided in the preceding paragraph, for purposes of determining the Dollar Equivalent of any Indebtedness denominated in a currency other than U.S. dollars outstanding at any time as permitted by this Section, such Dollar Equivalent shall be the Dollar Equivalent of such currency at the date such Indebtedness is issued; provided, however, that if such Indebtedness constituted Refinancing Indebtedness, such conversion shall be made based on the Dollar Equivalent of the Refinanced Indebtedness at the date of the issuance of the Refinanced Indebtedness (or any preceding Refinanced Indebtedness, as applicable).

                  SECTION 4.04.  Limitation on Restricted
     Payments. (a) Following the Closing, the Company shall not, and shall not permit any Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or a Subsidiary (and, if such Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Subsidiary held by Persons other than the Company or a Subsidiary,
     (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be
               continuing (or would result therefrom);

                  (2) the Company could not incur at least $1.00
               of additional Indebtedness under Section 4.03(a);
               or

                  (3) the aggregate amount of such Restricted
               Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) declared or made since December 31, 1995, would exceed, without duplication, the sum of:

                  (a) $15,000,000 plus an amount equal to 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 1996, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                  (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to January 1, 1996, (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); and

                  (c) the amount by which Indebtedness of the Company or its Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to January 1, 1996, of any Indebtedness of the Company or its Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Subsidiary upon such conversion or exchange).

                  (b)  The provisions of Section 4.04(a) shall
     not prohibit:

                  (i) any purchase or redemption of Capital Stock
               of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that
               (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(b) of
               Section 4.04(a);

                  (ii) any purchase or redemption of Subordinated
               Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such Indebtedness (A) shall be subordinated to the Securities and shall be subordinated to Senior Indebtedness and Senior Subordinated Indebtedness to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) shall have a Stated Maturity later than the Stated Maturity of the Securities and (C) shall have an Average Life greater than the remaining Average Life of the Securities; provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any purchase or redemption of Subordinated
               Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the
               date of declaration thereof if at such date of declaration such dividend would have complied with
               Section 4.04(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments from and after the date of declaration thereof;

                  (v) so long as no Default shall have occurred
               and be continuing (or result therefrom), Restricted Payments in an aggregate amount not to exceed $25,000,000; provided that all such Restricted Payments permitted under this paragraph (v) shall be excluded from the calculation of the amount of Restricted Payments;

                  (vi) any scheduled payment by the Company or any
               of its Subsidiaries in respect of any Guaranty or other Indebtedness existing at the time of the Closing owed by the Company or any of its Subsidiaries in respect of Dainippon Ink & Chemicals, Inc. and Hexcel-DIC Partnership; provided, however, that an aggregate amount of up to $6,250,000 of such payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (vii) promissory notes and other Investments
               relating to the sale of the Specified Properties;

                  (viii) payments with respect to employee or
               director stock options, stock incentive plans or restricted stock plans of the Company;

                  (ix) payments of Indebtedness made in connection
               with the Acquisition; or

                  (x) the Investment in a letter of credit or
               other Investment relating to obligations of the Company owing to the New Jersey Department of Environmental Protection in existence at the time of the Closing.

                  SECTION 4.05.  Limitation on Restrictions on
     Distributions from Subsidiaries. Following the Closing, the Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiary,
     (ii) make any loans or advances to the Company or
     (iii) transfer any of its property or assets to the Company or any Subsidiary, except:

                  (1) any encumbrance or restriction pursuant to
               the Credit Agreement, this Indenture and any agreement in effect at or entered into at the time of the Closing;

                  (2) any encumbrance or restriction with respect
               to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of, or was acquired by, the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of, or was acquired by, the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to
               an agreement effecting a refinancing of
               Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this
               Section 4.05 or contained in any amendment to an agreement referred to in clause (1) or (2) of this
               Section 4.05; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

                  (4) in the case of clause (iii), any
               encumbrance or restriction (A) consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder, (B) contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages,
               (C) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Indenture or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Subsidiary in any manner material to the Company or such Subsidiary; and

                  (5) any restriction with respect to a
               Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

                  SECTION 4.06.  Limitation on Sales of Assets
     and Subsidiary Stock. (a) Following the Closing, the Company and its Subsidiaries may make Asset Dispositions in an aggregate amount not to exceed $10 million in any fiscal year of the Company.

                  (b) Following the Closing, the Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition which, either alone or together with all other Asset Dispositions made by the Company and its Subsidiaries during such fiscal year, exceeds $10 million unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (if such fair market value is greater than $10,000,000), the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration (if such fair market value is greater than $3,000,000)), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary with Net Available Cash received by the Company or another Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash;
     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to purchase Securities pursuant to and subject to the conditions of Section 4.06(c), and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose not prohibited by the terms of this Indenture.

                  For the purposes of this Section, the following shall be deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Preferred Stock of the Company) or any Subsidiary and the release of the Company or such Subsidiary from all liability with respect to such Indebtedness in connection with such Asset Disposition, provided that the amount of such Indebtedness shall not be deemed to be cash for the purpose of the term "Net Available Cash," and (y) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash.

                  (c) In the event of an Asset Disposition that requires the purchase of Securities pursuant to
     Section 4.06(b)(iii)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in
     Section 4.06(b). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(b)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(b)(iii)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (d) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports),
     (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee, the Company shall deliver to the Trustee an Officers' Certificate as to
     (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and
     (iii) the compliance of such allocation with the provisions of Section 4.06(b). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company and shall irrevocably deposit with the Trustee an amount of cash equal to the aggregate purchase price for the Securities tendered in the Offer, provided that such amount shall not exceed the Offer Amount. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

                  (3)  Holders electing to have a Security
     purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If, at the expiration of the Offer Period, the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4)  On or before the Purchase Date, the
     Company shall (i) accept for payment the Securities or portions thereof that have been properly tendered pursuant to the offer made pursuant to this Section 4.06,
     (ii) deposit with the Trustee an amount of cash equal to the aggregate amount of the aggregate purchase price for the Securities and portions thereof properly tendered and accepted pursuant to clause (i) and shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the purchase date and (iii) deliver to the Trustee the Securities or portions thereof which have been properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment of the purchase price to each tendering Holder. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (e)  The Company shall comply, to the extent
     applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  (f) Notwithstanding anything to the contrary contained in this Section, (i) Hexcel Technologies, Inc. may transfer up to 15% of the outstanding partnership interests in HDP to DIC Technologies, Inc., (ii) the Company may sell the Specified Equipment to Ciba or any Affiliate of Ciba and
     (iii) the Company or any Subsidiary may grant licenses in respect of intellectual property to Ciba or any Subsidiary of Ciba pursuant to the Strategic Alliance Agreement.

                  (g) Notwithstanding anything to the contrary contained in this Section, the Company shall be deemed to have complied with Section 4.06(b)(iii)(A) if the Net Available Cash from any sale or other disposition of any of the Specified Properties are applied to repay outstanding loans under the Credit Agreement (whether or not the commitments thereunder are reduced in connection therewith).

                  SECTION 4.07. Limitation on Transactions with Affiliates. (a) Following the Closing, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of similar transactions (including the purchase, conveyance, disposition, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving an amount in excess of $100,000 (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are
     (1) set forth in writing and (2) as favorable to the Company or such Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) the disinterested members of the Board of Directors have determined in good faith that the criteria set forth in clause (i)(2) are satisfied and have approved the relevant Affiliate Transaction, such determination and approval to be evidenced by a Board Resolution if such Affiliate Transaction involves an amount in excess of $1,000,000; provided, however, that if such Affiliate Transaction involves an amount in excess of $10,000,000, the Board of Directors shall have received an opinion from an investment banking firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair from a financial point of view, provided, further, that the term "Affiliate Transaction" shall not include (A) any transaction between the Company or any of its Subsidiaries and (i) any Permitted Holder, (ii) Hexcel Foundation so long as such foundation remains a not-for-profit institution for the purposes of California law, (iii) Fyfe, (iv) Hexcel-DIC Partnership and (v) Knytex; (B) existing employment or compensation agreements or other arrangements with officers or directors of the Company or any Subsidiary, (C) existing management agreements, (D) stock options and awards granted to employees and directors of the Company or any Subsidiary under existing employee benefit plans, (E) any contract or transaction providing for indemnification of officers or directors of the Company or any Subsidiary from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity and (F) the subrogation agreement and related agreements entered into or to be entered into by the Company in connection with the Knytex Credit Facility.

                  (b)  The provisions of Section 4.07(a) shall
     not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or of Subsidiaries, (iv) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors and (v) an Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in
     Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company covenants to
     (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and to repay the Bank Indebtedness of each lender who has accepted such offer or
     (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                  (b)  Within 30 days following any Change of
     Control, the Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and
               that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                  (2) the circumstances and relevant facts
               regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the purchase date (which shall be no
               earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company,
               consistent with this Section, that a Holder must follow in order to have its Securities purchased, together with the information contained in
               Section 4.08(c) (and including any related materials).

                  (c)  Holders electing to have a Security
     purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder, the certificate number of such Security and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d)  On or before the purchase date, the
     Company shall (i) accept for payment the Securities or portions thereof that have been properly tendered pursuant to the offer made pursuant to this Section 4.08,
     (ii) deposit with the Trustee an amount of cash equal to the aggregate amount of the aggregate purchase price for the Securities and portions thereof properly tendered and accepted pursuant to clause (i) and shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the purchase date and (iii) deliver to the Trustee the Securities or portions thereof which have been properly tendered to and accepted by the Company. The Trustee shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder.

                  (e)  The Company shall comply, to the extent
     applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  (f)  Notwithstanding the foregoing, so long as
     (x) the Permitted Holders beneficially own, in the aggregate, at least 33% of the Total Voting Power of Hexcel (as defined in and determined pursuant to the Governance Agreement), and the transaction giving rise to such Change of Control required the approval of a majority of Ciba Directors (as defined in the Governance Agreement) or
     (y) the Permitted Holders beneficially own, in the aggregate, at least 40% of the Total Voting Power of Hexcel and the transaction giving rise to such Change of Control required the approval of at least one Ciba Director, any Holder that is a Permitted Holder shall not have the right to require repurchase of such Holder's Securities pursuant to Section 4.08(a) and otherwise shall not be treated as a Holder for purposes of Sections 4.08(a)-(e).

                  SECTION 4.09.  Compliance Certificate.  The
     Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA SECTION 314(a)(4).

                  SECTION 4.10.  Further Instruments and Acts.
     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Limitations on Issuance and Sale of Subsidiary Stock. Following the Closing, the Company shall not permit any of its Subsidiaries to issue any shares of Capital Stock of such Subsidiary (other than directors' qualifying shares) to any Person other than the Company or one or more Wholly Owned Subsidiaries of the Company. Following the Closing, the Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries that accounts for 5% or more of Consolidated Net Income for the period of the most recent four consecutive fiscal quarters ended prior to the date of determination hereunder for which financial statements have been filed with the SEC pursuant to this Indenture to any Person (other than to the Company or a Wholly Owned Subsidiary of the Company) unless, at the time of such sale, transfer or other disposition, all such shares of such Subsidiary then owned by the Company and its Subsidiaries are so sold, transferred or otherwise disposed of (it being agreed that any transfer of such Capital Stock in connection with the exercise of remedies under any pledge agreement securing Bank Indebtedness shall not be prohibited by this sentence).

                            ARTICLE 5
                        SUCCESSOR COMPANY

                  SECTION 5.01.  When Company May Merge or
     Transfer Assets. (a) At any time while the Permitted Holders beneficially own (i) in the aggregate, at least 33% of the Total Voting Power in Hexcel (as defined in the Governance Agreement and determined in accordance with
     Section 2.02(e) thereof) and (ii) any Securities, the Company may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person if the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than the Company, shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture. Any consolidation, merger, conveyance, transfer or lease that is subject to the provisions of this Section 5.01(a) shall not be subject to the provisions of Section 5.01(b).

                  (b) At any time when the Permitted Holders do not beneficially own either (1) in the aggregate, at least 33% of the Total Voting Power in Hexcel (as defined in the Governance Agreement and determined in accordance with
     Section 2.02(e) thereof) or (2) any Securities, the Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the Company or any such resulting, surviving or transferee Person, as the case may be, being herein called the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), the Successor Company could Incur an additional $1.00 of Indebtedness pursuant to
     Section 4.03(a); (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  Notwithstanding clause (ii) above, any Wholly
     Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                  (c) The Successor Company under this Article 5 shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                             ARTICLE 6
                       DEFAULTS AND REMEDIES

                  SECTION 6.01.  Events of Default.  An "Event of
     Default" occurs if:

                  (1) the Company fails to make any payment of
               interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such failure continues for a period of 30 days;

                  (2) the Company (i) fails to make the payment
               of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, or otherwise, whether or not such payment shall be prohibited by
               Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by
               Article 10;

                  (3) the Company fails to comply with
               Section 5.01;

                  (4) the Company fails to comply with
               Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08
               or 4.11 (other than a failure to purchase
               Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the Notice of Default specified below;

                  (5) the Company fails to comply with any of its
               agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the Notice of Default specified below;

                  (6) Indebtedness of the Company or any
               Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof, the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its Dollar Equivalent at the time and such default or acceleration continues for 10 days after the Notice of Default specified below;

                  (7) the Company or any Significant Subsidiary
               pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;
                  or takes any comparable action under any foreign laws relating to insolvency;

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

                  or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of
               money in excess of $10,000,000 or its Dollar
               Equivalent in excess of applicable insurance coverage at the time is entered against the Company or any Significant Subsidiary and is not discharged and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

                  Each of the foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11,
     United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5) or (6) is not an Event of Default until either (i) the Trustee or
     (ii)(a) so long as the Permitted Holders beneficially own, in the aggregate, at least 50% of the outstanding principal amount of the Securities, Ciba or (b) in the event the Permitted Holders beneficially own, in the aggregate, less than 50% of the outstanding principal amount of the Securities, the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02.  Acceleration.  If an Event of
     Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or Ciba or the Holders of at least 25% in principal amount of the Securities, as applicable, by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04.  Waiver of Past Defaults.  The
     Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any right arising from such subsequent or other Default.

                  SECTION 6.05.  Control by Majority.  The
     Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that
     (i) conflicts with law or this Indenture, (ii) or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or
     (iii) would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06.  Limitation on Suits.  A
     Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written
               notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal
               amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee
               reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the
               request within 60 days after receipt of the request and the offer of security or indemnity;
               and

                  (5) the Holders of a majority in principal
               amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07.  Rights of Holders To Receive
     Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09.  Trustee May File Proofs of
     Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10.  Priorities.  If the Trustee
     collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under
               Section 7.07;

                  SECOND:  to holders of Senior Indebtedness to
               the extent required by Article 10;

                  THIRD:  to Securityholders for amounts due and
               unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12.  Waiver of Stay or Extension
     Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                             ARTICLE 7
                              TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such
               duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part,
               the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c)  The Trustee may not be relieved from
     liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of
               paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any
               error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with
               respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
     (b) and (c) of this Section.

                  (e)  The Trustee shall not be liable for
     interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f)  Money held in trust by the Trustee need
     not be segregated from other funds except to the extent required by law.

                  (g)  No provision of this Indenture shall
     require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02.  Rights of Trustee.  (a)  The
     Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c)  The Trustee may act through agents and
     shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d)  The Trustee shall not be liable for any
     action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03.  Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04.  Trustee's Disclaimer.  The
     Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05.  Notice of Defaults.  If a
     Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA 313(a). The Trustee also shall comply with TIA SECTIONSECTION 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

                  SECTION 7.08.  Replacement of Trustee.  The
     Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent (which shall not be unreasonably withheld). The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section
               7.10;

                  (2) the Trustee is adjudged bankrupt or
               insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or other public officer takes
               charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of
               acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section
     7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or
     successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10.  Eligibility; Disqualification.
     The Trustee shall at all times satisfy the requirements of TIA SECTION 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA SECTION 310(b); provided, however, that there shall be excluded from the operation of TIA SECTION 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA SECTION 310(b)(1) are met.

                  SECTION 7.11.  Preferential Collection of
     Claims Against Company.  The Trustee shall comply with TIA
     SECTION 311(a), excluding any creditor relationship listed in TIA
     SECTION 311(b). A Trustee who has resigned or been removed shall be subject to TIA SECTION 311(a) to the extent indicated.

                             ARTICLE 8
                  DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01.  Discharge of Liability on
     Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b)  Subject to Sections 8.01(c), 8.02 and
     8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and
     5.01(iii) and (iv) and the operation of Section 6.01(6), Sections 6.01(7) and 6.01(8) (to the extent applicable to Subsidiaries) and Section 6.09 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3) (to the extent specified in the preceding paragraph), Section 6.01(4) (to the extent specified in the preceding paragraph), Section 6.01(6) (to the extent specified in the preceding paragraph),
     Section 6.01(6), Sections 6.01(7) and 6.01(8) (to the extent applicable to Subsidiaries) or Section 6.01(9) or because of the failure of the Company to comply with Sections 5.01(iii) and 5.01(iv).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02.  Conditions to Defeasance.  The
     Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust
               with  the Trustee money or U.S. Government
               Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a
               certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and
               during the 123-day period no Default specified in
               Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default
               under any other agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an
               Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option,
               the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance
               option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an
               Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.
     It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                  SECTION 8.04.  Repayment to Company.  The
     Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after such principal or interest has become due and payable, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05.  Indemnity for Government
     Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge that by law is for the account of the Holders.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company makes any payment of principal of or interest on any Security because of the reinstatement of its obligations, the Company shall be subrogated to the rights of such Securityholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                              ARTICLE 9
                              AMENDMENTS

                  SECTION 9.01.  Without Consent of Holders.  The
     Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
     Securityholder:

                  (1) to cure any ambiguity, omission, defect or
               inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in
               addition to or in place of certificated
               Securities; provided, however, that the
               uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 that would
               limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                  (5) to add guarantees with respect to the
               Securities or to secure the Securities;

                  (6) to add to the covenants of the Company for
               the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with the TIA; or

                  (8) to make any change that does not adversely
               affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02.  With Consent of Holders.  The
     Company and the Trustee may amend this Indenture or the Securities or waive any provision thereof without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

                  (1) reduce the amount of Securities whose
               Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or extend the time for
               payment of interest on any Security;

                  (3) reduce the principal of or extend the
               Stated Maturity of any Security;

                  (4) change the time at which any Security may
               or shall be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other
               than that stated in the Security;

                  (6) make any change in Article 10 that
               adversely affects the rights of any Securityholder under Article 10; or

                  (7) make any change in Section 6.04 or 6.07 or
               the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment or waiver under this Section may not make any change that adversely affects the rights under
     Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment or waiver under this
     Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of such amendment or waiver.

                  SECTION 9.03.  Compliance with Trust Indenture
     Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04.  Revocation and Effect of
     Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security by written notice of revocation to the Company or the Person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case the amendment, supplemental indenture or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05.  Notation on or Exchange of
     Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this
     Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
     If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07.  Payment for Consent.  Neither
     the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                             ARTICLE 10
                            SUBORDINATION

                  SECTION 10.01. Agreement To Subordinate. Each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, without limitation, principal and interest on, and all other amounts owing in respect of, such Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to
     Section 10.12.

                  SECTION 10.02.  Liquidation, Dissolution,
     Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon any state, federal or foreign proceeding for the total or partial liquidation or a total or partial dissolution or winding up of the Company or in a state, federal or foreign bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors or marshalling of assets or similar proceeding relating to the Company or its property:

                  (1) subject to Section 10.02(2), holders of
               Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness (including interest (if any) accruing at the specified contract rate (including, without limitation, any rate applicable upon default) on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Company in a bankruptcy proceeding) in cash, Cash Equivalents or on terms otherwise acceptable to the holders of Senior Indebtedness before Securityholders shall be entitled to receive any cash payment of principal of or interest on, or other amounts owing in respect of, the Securities; and

                  (2) until the Senior Indebtedness is paid in
               full, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness or any security distributed in any such proceeding on account of any Senior Indebtedness to at least the same extent as the Securities are subordinated to the Senior Indebtedness and do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.

                  SECTION 10.03. Default on Senior Indebtedness. The Company shall not pay the principal of or interest on, or other amounts owing in respect of, the Securities or make any deposit pursuant to Section 8.01 and shall not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due (including at maturity) or
     (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness or
     (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this
     Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  SECTION 10.04.  Acceleration of Payment of
     Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee at the direction of the Company shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the representatives of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to the Trustee or any Securityholder that, because of this Article 10, should not have been made to them, the Person who receives such a distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them ratably according to the respective amounts of such Senior Indebtedness held or represented by them; provided that the Trustee shall not be under any duty to hold such distribution in trust unless it has received notice that the terms of Article X forbid such distribution.

                  SECTION 10.06. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

                  SECTION 10.07.  Relative Rights.  This Article
     10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Company and the
               Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder
               from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  SECTION 10.08.  Subordination May Not Be
     Impaired by Company. The right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall not be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09.  Rights of Trustee and Paying
     Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
     Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10.  Distribution or Notice to
     Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11.  Article 10 Not To Prevent
     Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this
     Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely
     (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
     7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14.  Trustee To Effectuate
     Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15.  Trustee Not Fiduciary for
     Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                               ARTICLE 11
                              MISCELLANEOUS

                  SECTION 11.01.  Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02.  Notices.  Any notice or
     communication to the Company or the Trustee required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by facsimile transmission, by overnight express service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

                  Hexcel Corporation
                  5794 West Las Positas Boulevard
                  Pleasanton, CA 94588
                  Tel:  510-847-9500
                  Fax:  510-734-8611

                  Attention: Rodney P. Jenks, Esq.

     if to the Trustee:

                  First Trust of California
                  One California Street, 4th Floor
                  San Francisco, CA 94111
                  Tel:  415-273-4512
                  Fax:  415-273-4590

                  Attention: Ms. Kerri S. Jones

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a
     Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA SECTION 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA SECTION 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and
               substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance
               reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05.  Statements Required in
     Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such
               certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and
               scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such
               individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the
               opinion of such individual, such covenant or condition has been complied with, provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 11.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.07.  Legal Holidays.  A "Legal
     Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 11.09.  No Recourse Against Others.
     Any director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. Such waiver and release are part of the consideration for the issue of the Securities.

                  SECTION 11.10.  Successors.  All agreements of
     the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.11.  Multiple Originals.  The
     parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.12.  Table of Contents; Headings.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 11.13.  Severability.  In case any
     provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

               HEXCEL CORPORATION,

                 by /s/ WILLIAM P. MEEHAN
                  Name:  William P. Meehan
                  Title: Vice President, Chief Financial Officer and Treasurer

               FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION,

                 by /s/ KERRI JONES
                  Name:  Kerri Jones
                  Title: Assistant Vice President


                                                        EXHIBIT A

                      [FORM OF FACE OF SECURITY]

     Increasing Rate Senior Subordinated Notes Due 2003
     No.                      Series [   ]                       $

               Hexcel Corporation, a Delaware corporation,
     promises to pay to                        , or registered
     assigns, the principal sum of                 Dollars
     on                       .

               Interest Payment Dates:  March 1 and September 1.

               Record Dates:  February 15 and August 15.

               Additional provisions of this Security are set forth on the other side of this Security, which will, for all purposes, have the same effect as it set forth at this place.

     Dated:

                              HEXCEL CORPORATION,

                                 by_______________________
                                 President

                                 _______________________
                                 Secretary

     TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

     FIRST TRUST OF CALIFORNIA,
     NATIONAL ASSOCIATION
                         ,
     as Trustee, certifies
     [Seal]   that this is one of
     the Securities referred
     to in the Indenture.

     by
          _____________________________
          Authorized Signatory


     [FORM OF REVERSE SIDE OF SECURITY]

        Increasing Rate Senior Subordinated Notes Due 2003
          Series [  ]

     1.  Interest

               Hexcel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate of 7.5% per annum from
     [           ], 199[ ].  On the first anniversary of the date
     of the Closing (as defined in the Strategic Alliance Agreement dated as of September 29, 1995, among Ciba-Geigy Limited, Ciba-Geigy Corporation and the Company), the rate of interest then borne by the Securities shall increase to 9.5%, and on each subsequent anniversary of the Closing the rate of interest then borne by the Securities shall increase by an additional 0.5%. The Company will pay interest semiannually on March 1 and September 1 of each year, beginning [March 1] [September 1], 199[ ]; provided, that interest accrued following the Closing Date shall be paid on the first interest payment date following the date that Securities are first issued pursuant to the Indenture. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has
     been paid, from [                   ].  Interest will be
     computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest (including, if applicable, installments in respect of Securities not yet issued) at the same rate to the extent lawful. Except in respect of the date from which interest on the Securities accrues, the Securities of all series shall be deemed to constitute one series for all purposes under the Indenture.

     2.  Method of Payment

               The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder at such Holder's registered address.

     3.  Paying Agent and Registrar

     Initially,                         a
     corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4.  Indenture

               The Company issued the Securities under an
     Indenture dated as of             , 1996 ("Indenture"),
     between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust
     Indenture Act of 1939 (15 U.S.C. SECTIONSECTION 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured obligations of the Company. The Indenture imposes certain limitations on the Company and the Subsidiaries, including the Incurrence of Indebtedness, the payment of dividends on and retirements of the Capital Stock of the Company and the Subsidiaries and Subordinated Obligations, the making of Investments, the sale of assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

     5.  Optional Redemption

               The Company may redeem the Securities in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

               The Company is not required to make mandatory redemption or sinking fund payments.

     6.  Notice of Redemption

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption, and the only right of the holders of such Securities (or such portions thereof) will be to receive payment of the redemption price and any accrued and unpaid interest to the date fixed for redemption.

     7.  Put Provisions

               Upon a Change of Control, any Holder of Securities (other than, in certain circumstances, Ciba-Geigy Limited and its affiliates) will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

     8.  Subordination

               The Securities are subordinated to Senior
     Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid in full in cash, Cash Equivalents or on terms otherwise acceptable to the holders of Senior Indebtedness before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose. The Indenture also provides that, under certain circumstances, the Company will be prohibited from making any payments in respect of the Securities if the Company is in default on any Senior Indebtedness.

     9.  Denominations; Transfer; Exchange

               The Securities are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

     10.  Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

     11.  Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

     12.  Discharge and Defeasance

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

     13.  Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with the TIA or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

     14.  Defaults and Remedies

               Under the Indenture, Events of Default include
     (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money with respect to the Company or any Significant Subsidiary in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities or, in certain circumstances, Ciba-Geigy Limited may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

     15.  Trustee Dealings with the Company

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     16.  No Recourse Against Others

               Any director, officer, employee, stockholder or Affiliate, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. Such waiver and release are part of the consideration for the issue of the Securities.

     17.  Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

     18.  Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     19.  CUSIP NUMBERS

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER
     UPON WRITTEN REQUEST TO THE SECURITYHOLDER A COPY OF THE
     INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN
     LARGER TYPE.  REQUESTS MAY BE MADE TO:

               ATTENTION OF

     _________________________________________________________


                            ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

                       _________________________
                       _________________________
                       _________________________

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)  ________

     and irrevocably appoint                           agent to
     transfer this Security on the books of the Company. The agent may substitute another to act for him.

     Date: ________________ Your Signature: _____________________


     Sign exactly as your name appears on the other side of this Security.

     SIGNATURE GUARANTEE:
     (SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
     INSTITUTION)

     OPTION OF HOLDER TO ELECT PURCHASE

                    IF YOU WANT TO ELECT TO HAVE THIS SECURITY
     PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF
     THE INDENTURE, CHECK THE BOX:

                                   ( )

                    IF YOU WANT TO ELECT TO HAVE ONLY PART OF
     THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO
     SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT YOU
     WANT TO BE PURCHASED:  $__________
     $

     DATE: __________________ YOUR SIGNATURE:
     (SIGN EXACTLY AS YOUR NAME  APPEARS ON THE OTHER SIDE OF THE
     SECURITY)

     SIGNATURE GUARANTEE:
     (SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
     INSTITUTION)


     EXHIBIT B

               RETENTION AGREEMENT, dated as of February 29,
     1996, between Hexcel Corporation, a Delaware corporation
     ("Hexcel") and Ciba-Geigy Limited, a Swiss corporation
     ("CGL").

               WHEREAS, CGL (directly or indirectly through one or more wholly-owned subsidiaries) owns approximately 49.9 percent of the issued and outstanding common stock of Hexcel.

               WHEREAS, pursuant to the Strategic Alliance
     Agreement, dated as of September 29, 1995, and as amended as of December 12, 1995 and as further amended as of February 28, 1996, among CGL, Ciba-Geigy Corporation and Hexcel, Hexcel has agreed to deliver to Ciba (as defined below) its Increasing Rate Senior Subordinated Notes due 2003 (the "Senior Subordinated Notes"), which are to be issued pursuant to an Indenture, dated as of February 29, 1996 (the "Indenture"), between Hexcel and First Trust of California, National Association, as trustee (the "Trustee") thereunder.

               WHEREAS, Hexcel and certain of its subsidiaries have entered into a Credit Agreement dated as of February 29, 1996 (the "Credit Agreement"), with the financial institutions named therein as lenders and/or as issuing banks, Citibank, N.A., as U.S. administrative agent, Citibank International plc, as European administrative agent, and Credit Suisse, as syndication agent.

               WHEREAS, under the terms of the Credit Agreement, an Event of Default (as defined in the Credit Agreement) shall occur (i) if, under certain circumstances, CGL shall cease to hold directly or indirectly (through one or more wholly-owned subsidiaries (each, a "Subsidiary", and CGL, together with a Subsidiary that becomes an owner of any Senior Subordinated Notes, "Ciba")) 100% in principal amount of the Senior Subordinated Notes or (ii) CGL shall cease to beneficially own, directly or indirectly, at least 40% of the Voting Stock (as defined in the Credit Agreement) of the Company.

               NOW, THEREFORE, in consideration of the premises and for the issuance of the Senior Subordinated Notes, CGL agrees with Hexcel, for the benefit of Hexcel, as follows:

               1. (A) Prior to the first to occur of (i) March 1, 1999, (ii) the payment in full of all Obligations (as defined in the Credit Agreement) and the termination of all Commitments (as defined in the Credit Agreement) and (iii) the extension of the Revolving Credit Termination Date (as defined in the Credit Agreement) without the consent of CGL, or (B) at any time when any Event of Default in Section
     11.01 (a) of the Credit Agreement shall have occurred and be continuing, CGL shall hold directly or indirectly (through one or more Subsidiaries) one hundred percent (100%) of the outstanding principal amount of the Senior Subordinated Notes; provided that Ciba may transfer to any Subsidiary of CGL all or any part of the Senior Subordinated Notes if such Subsidiary complies with the provisions of the next paragraph; and provided, further, that if a Subsidiary of CGL becomes a holder of all or any portion of the Senior Subordinated Notes as permitted by this Agreement, CGL may effect a Broad Distribution (as defined in the Governance Agreement (as defined in the Indenture)) of up to 20% of the capital stock of such Subsidiary, but only if (1) such distribution has a bona fide business purpose (other than the sale or distribution of Senior Subordinated Notes) and
     (2) the Senior Subordinated Notes "beneficially owned" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such Subsidiary do not constitute a material portion of the total assets of such Subsidiary.

               CGL shall cause any Subsidiary of CGL that acquires any portion of the Senior Subordinated Notes, from any person whatsoever, whether upon original issuance or at any time thereafter while CGL is required to hold, directly or indirectly, 100% of the outstanding principal amount of the Senior Subordinated Notes pursuant to the preceding paragraph (each such transferee, a "Transferee"), to agree, prior to, or concurrently with, acquiring such Senior Subordinated Notes, to be bound by this Agreement by executing an Agreement To Be Bound, substantially in the form of Annex 1 to this Agreement, and delivering it to Hexcel. Upon the execution and delivery of such Agreement To Be Bound, all references in this Agreement to "Ciba" shall include such Transferee. CGL shall cause each Transferee to comply with terms of this Agreement.

               2. CGL shall "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, at least forty percent (40%) of the Voting Stock of the Company so long as the failure of CGL to do so would result in an Event of Default under the Credit Agreement.

               3. Until CGL is no longer required to hold, directly or indirectly, 100% of the outstanding principal amount of the Senior Subordinated Notes pursuant to the first paragraph of Section 1 of this Agreement, except as permitted by such Section 1, Ciba shall not sell, assign, transfer or otherwise dispose of all or any portion of the Senior Subordinated Notes, and any such purported sale, assignment, transfer or other disposition shall be void and of no effect, and Ciba shall not negotiate or grant any lien, interest, pledge, charge, security interest or other encumbrance of, or any participation in, all or any part of the Senior Subordinated Notes or other liabilities owed thereunder.

               4. Subject to Section 5, the certificate or certificates representing the Senior Subordinated Notes shall bear the following legend, which shall appear on the face of such certificates:

          PURSUANT TO A RETENTION AGREEMENT, DATED AS OF __________, 199[] (THE "RETENTION AGREEMENT"), BETWEEN HEXCEL CORPORATION (THE "COMPANY") AND CIBA-GEIGY LIMITED ("CGL"), A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY, CGL AND ANY WHOLLY-OWNED SUBSIDIARY OF CGL THAT HOLDS ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE AGREED THAT CGL OR SUCH SUBSIDIARY WILL HOLD THIS SECURITY UNTIL RESTRICTION PROVIDED IN THE RETENTION AGREEMENT CEASE TO BE EFFECTIVE, AND THEY HAVE AGREED THAT ANY ATTEMPTED SALE, TRANSFER ASSIGNMENT OR OTHER DISPOSITION OF THIS SECURITY TO A PERSON OTHER THAN CGL OR A WHOLLY-OWNED SUBSIDIARY OF CGL PRIOR TO SUCH TIME WILL BE NULL AND VOID AB INITIO.

               5. As soon as practicable after the time that CGL is no longer required to hold, directly or indirectly, 100% of the outstanding principal amount of the Senior Subordinated Notes pursuant to the first paragraph of
     Section 1 of this Agreement, Hexcel (i) shall deliver written notice to CGL of such event in the manner provided for notice in the Credit Agreement and (ii) shall instruct the Trustee to issue or cause to be issued to Ciba, or the person or persons designated by Ciba, a replacement certificate or replacement certificates representing the Senior Subordinated Notes then held by them, without the legend set forth in Section 3 of this Agreement, in exchange for the certificate or certificates then held by such persons. Such issuance shall be accomplished as provided in, and pursuant to the terms of, the Indenture.

               6. Ciba acknowledges that any breach of this Agreement would cause irreparable injury to Hexcel that could not reasonably or adequately be compensated in damages in an action at law. Ciba agrees therefore that Hexcel shall be entitled, in addition to any other of its rights or remedies, to temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or in posting any bond or security, enjoining or restraining Ciba from any such violation or threatened violations, and other equitable relief to prevent the violation of any provision of this Agreement by Ciba. Neither this provision nor the exercise of any of its rights under this Section 5 shall constitute a waiver by Hexcel of any other rights that it may have to damages or otherwise.

               7.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CIBA-GEIGY LIMITED

                              By: /s/ JOHN M.D. CHEESMOND
                                 Name:       John M.D. Cheesmond
                                 Title:      Head of Regional
                                             Finance and Control

                              By: /s/ PETER RUDOLF
                                 Name:       Peter Rudolf
                                 Title:      Senior Division
                                             Counsel

                              HEXCEL CORPORATION

                              By: /s/ WILLIAM P. MEEHAN
                                 Name:       William P. Meehan
                                 Title:      Vice President,
                                             Chief Financial
                                             Officer and
                                             Treasurer


     ANNEX 1

                         AGREEMENT TO BE BOUND

                                        [Date]

          The undersigned, a wholly-owned subsidiary of Ciba-Geigy Limited ("CGL"), agrees to be bound by all the terms and provisions of the Retention Agreement, dated _____, 1996, between Hexcel Corporation and CGL, that are applicable to Ciba (as defined in the Retention Agreement), as though the undersigned were a named party to such Agreement.

                                   [Name of Subsidiary]

                                   By:  ___________________
                                        Name:
                                        Title: